MEDCARE TECHNOLOGIES, INC.

                      REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of June 20, 1997, by and among Medcare Technologies, Inc., a Delaware corporation (the "Company"), Swartz Investments, LLC, a Georgia limited liability company ("Swartz") and the subscribers (hereinafter referred to as "Subscribers") to the Company's offering ("Offering") of up to Three Million Dollars ($3,000,000) of Series A Preferred Stock (together with the Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock of the Company issued in the Offering, the "Preferred Stock") pursuant to the Regulation D Subscription Agreement between the Company and each of the Subscribers ("Subscription Agreement(s)").

          1.   DEFINITIONS. For purposes of this Agreement:

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) For purposes hereof, the term "Registrable Securities" means the shares of common stock, $.001 par value per share, of the Company (the "Common Stock") together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (i) issuable or issued to the Subscribers upon conversion of the Preferred Stock and (ii) issuable or issued upon exercise of the Warrants issued to the Subscribers and to Swartz or its designees in the Offering.

          Notwithstanding the above:

          1. Common Stock which would otherwise be deemed to be Registrable Securities shall not constitute Registrable Securities if those shares of Common Stock may be resold in a public transaction not subject to volume limitations without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

          2. any Registrable Securities legally resold in a public transaction shall cease to constitute Registrable Securities.

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable in connection with the Offering and which are issuable upon exercise of the Warrant(s) at the time of such determination;

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

          (e) The term "Due Date" means the date which is four (4) months after the Last Closing (as defined in the Subscription Agreement) of the Offering;

          (f) The terms "Warrant" and "Warrants" refer to the warrants to purchase Common Stock of the Company issued or to be issued to Subscribers as securities in connection with the Offering and the warrants granted to Swartz or to persons designated by Swartz in connection with the Offering.

                               EXHIBIT F

          2.   REQUIRED REGISTRATION.

          (a) The Company shall, no later than sixty (60) days after the Last Closing (as defined in the Subscription Agreements), file a registration statement (the "Registration Statement") on Form S-l (or other suitable form, at the Company's discretion but subject to the reasonable approval of Subscribers) with the Securities and Exchange Commission (the "SEC"). The Company shall, within ten (10) days of the filing of the Registration Statement, send a copy of the Registration Statement to Subscribers. Such Registration Statement shall initially cover the resale of a number of shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants equal to at least one million five hundred thousand ( 1,500,000) shares of Common Stock, allocated and reserved pro rata among the Subscribers and Swartz or designees of Swartz, and shall cover, to the extent allowable by applicable law, such additional indeterminate number of shares of Common Stock as are required to effect the full conversion of the Preferred Stock and the full exercise of the Warrants, due to fluctuations in the price of the Company's Common Stock. The Company shall use its best efforts to have the Registration Statement declared effective as soon as possible. In the event that the Company determines or is notified by a Holder that the Registration Statement does not cover a sufficient number of shares of Common Stock to effect conversion of all Preferred Stock then eligible for conversion, including Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock of the Company, and exercise of the outstanding Warrants, the Company shall, within five (5) business days, amend the Registration Statement or file a new registration statement to add such number of additional shares as would be necessary to effect all such conversions of the Preferred Stock and exercises of the Warrants. If the Registration Statement is not declared effective within five (5) calendar months after the Last Closing or if any new or amended registration statement required to be filed hereunder is not declared effective within two (2) calendar months of the date it is required to be filed, the Company shall pay Subscribers an amount equal to two percent (2%) per month of the aggregate amount of Preferred Stock sold to Subscriber in the Offering, compounded monthly and accruing daily until the Registration Statement is declared effective (the "Late Registration Payment"), payable, at each Subscriber's option, in either cash or Common Stock. If Subscriber elects to be paid in cash, such Late Registration Payment shall be paid to such Subscriber within five (5) business days following the end of the month in which such Late Registration Payment was accrued. If Subscriber elects to be paid in Common Stock, such number of shares shall be determined as follows:

     Upon conversion of each share of Preferred Stock, the Company shall issue to Subscriber the number of shares of Common Stock determined as set forth in Section 5(a) of the Certificate of Designation plus an additional number of shares of Common Stock (the "Additional Shares") determined as set forth below:

                    Additional Shares = Late Registration Payment
                                        -------------------------
                                             Conversion Price

where, "Conversion Price" has the definition ascribed to it in the Certificate of Designation.

Such Additional Shares shall also be deemed "Registrable Securities" as defined herein.

          (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until the Holders of the Registrable Securities have completed a distribution of such Securities.

          (c) The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S- 1 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

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

          3. PIGGYBACK REGISTRATION. If the Registration Statement is not effective by the Due Date, and if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by facsimile within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such Piggyback Registration Statement all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other securityholder of the Company granted prior to the date hereof; nothing herein shall prevent the Company from withdrawing or abandoning the Piggyback Registration Statement prior to its effectiveness. The election of initiating Holders to participate in a Piggyback Registration Statement shall not impact the amount payable to investors pursuant to Section 2(a) herein except that the Late Registration Payment shall cease to accrue as of the date of the effectiveness of the Piggyback Registration Statement.

          4.   LIMITATION ON OBLIGATIONS TO REGISTER.

          (a) In the case of a Piggyback Registration on an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the Piggyback Registration Statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the Piggyback Registration Statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder, including Swartz, seeks to register bears to the total number of Registrable Securities sought to be included by all Holders, including Swartz.

          (b) In the event the Company believes that shares sought to be registered under Section 2 or Section 3 by Holders do not constitute "Registrable Securities" by virtue of Section l(b) of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an opinion of counsel, reasonably acceptable to the Holders of the Registrable Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without a volume limitation and without registration under the Act, by virtue of Rule 144 or similar provisions.

          5. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

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

          (c) With respect to any registration statement filed pursuant to this Agreement, keep such registration statement effective until the Holders of Registrable Securities covered by such registration statement have completed the distribution described in the registration statement.

          (d) Furnish to the Holders of Registrable Securities covered by a registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (g) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities covered by a registration statement of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 6 use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each such Holder as such Holder may reasonably request.

          (h) Provide Holders of Registrable Securities covered by a registration statement with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

          (i) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement.

          (j) Provide Holders and their representatives the opportunity to review the registration statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Holder in writing.

          6. BLACK OUT. In the event that, during the time that the Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the effectiveness of the Registration Statement, and no Holder shall be permitted to sell any Registrable Securities pursuant thereto, until such time as such suspension is no longer advisable; provided, however, that such time shall not exceed a period of sixty (60) days. As soon as such suspension is no longer advisable, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the SEC referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible. In the event the effectiveness of the Registration Statement is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the effectiveness of the Registration Statement has been resumed. Holders agree to comply with all requirements of SEC Rule lOb-6, if applicable, or its successor rule during all applicable time periods.

          7. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

          8. EXPENSES. All expenses other than underwriting discounts and commissions and fees and expenses of counsel to the selling Holders incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees for the Company, and, fees and disbursements of counsel for the Company, shall be borne by the Company.

          9. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement or a Piggyback Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions (collectively or singularly, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company

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

within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon a Violation to the extent (and only to the extent) that such Violation is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the Violations which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section lO(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Act or the 1934 Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the 1934 Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same

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

rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).

          (e) The obligations of the Company and Holders under this Section 9 shall survive the redemption and conversion, if any, of the Preferred Stock, the completion of any offering of Registrable Securities in a Registration Statement or Piggyback Registration Statement under this Agreement, and otherwise.

          10. REPORT UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this
Section 11 shall be binding upon each Holder and the Company.

          12. NOTICES. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Medcare Technologies, Inc., 608 S. Washington Street, Suite 101, Naperville, Illinois 60540, Telephone No.
(630) 428-2862, Facsimile No. (630) 428-2864, (ii) the Holders at their respective last address as shown on the records of the Company, and (iii) Swartz at: Swartz Investments, LLC, Attn. Eric Swartz, 200 Roswell Summit, Suite 285, 1080 Holcomb Bridge Road, Roswell, Georgia 30076, Telephone No. (770) 640-8130, Facsimile No. (770) 640-7150. Any notice, except as otherwise provided in this Agreement, shall be made by facsimile and shall be deemed given at the time of transmission of the facsimile.

          13. TERMINATION. This Agreement shall terminate on the date all Registrable Securities cease to exist; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification obligations under this Agreement.

          14. ASSIGNMENT. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be

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transferred to a subsequent holder of the Holder's Registrable Securities
(provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Registration Statement or Piggyback Registration Statement, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file a new registration statement or an amended registration statement including such transferee as a selling securityholder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

          15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the 1934 Act, which matters shall be construed and interpreted in accordance with such laws.

          16. EXECUTION IN COUNTERPARTS PERMITTED. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                    MEDCARE TECHNOLOGES, INC.


                                                    By: ______________________
                                                    Harmel S. Rayat, President

                                      Address:      Medcare Technologies, Inc.
                                                    608 S. Washington Street
                                                    Suite 101
                                                    Naperville, Illinois 60540
                                                    Telephone No. (630) 428-2862
                                                    Facsimile No. (630) 428-2864


                                                    SWARTZ INVESTMENTS, LLC

                                                    By: ________________________
                                                    Eric S. Swartz, President

                                     Address:       200 Roswell Summit Suite 285
                                                    1080 Holcomb Bridge Road
                                                    Roswell, GA 30076
                                                    Telephone: (770) 640-8130
                                                    Facsimile: (770) 640-7150

                                                    INVESTOR(S)

                                                    ________________________
                                                    Investor's Name


                                                    By:_____________________
                                                       (Signature)
                                      Address:      ________________________
                                                    ________________________
                                                    ________________________

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